UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 29, 2008
ONYX PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-28298	94-3154463
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
2100 Powell Street
Emeryville, California 94608
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (510) 597-6500
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS
SIGNATURE

ITEM 8.01 OTHER EVENTS
On October 29, 2008, Bayer HealthCare Pharmaceuticals Corporation, or Bayer, in its “Q3 2008 Analyst and Investor Briefing,” announced global net sales of Nexavar for the quarter ending September 30, 2008 of €121 million. Quarterly Nexavar sales are translated into U.S. dollars based on an average exchange rate over the period. The approximate average exchange rate for the quarter ending September 30, 2008 was $1.50 for €1. Under the Collaboration Agreement between Bayer and Onyx, Bayer and Onyx share profits from global Nexavar sales, except in Japan where Onyx receives a single digit royalty on Nexavar net sales.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONYX PHARMACEUTICALS, INC.

Dated: October 29, 2008
	By:	/s/ Gregory W. Schafer Gregory W. Schafer
Vice President and Chief Financial Officer